Exhibit 14

Denison Mines Corp. Atrium on Bay, 595 Bay Street, Suite 402 Toronto, ON M5G 2C2 Canada Tel : 416 979-1991 Fax : 416 979-5893 www.denisonmines.com
May 16, 2011
VIA SEDAR
Ontario Securities Commission
British Columbia Securities Commission
Alberta Securities Commission
Saskatchewan Financial Services Commission
The Manitoba Securities Commission
New Brunswick Securities Commission
Nova Scotia Securities Commission
Prince Edward Island Securities Office
Securities Commission of Newfoundland and Labrador
The Toronto Stock Exchange
Denison Mines Corp. - Report of Voting Results
In accordance with Section 11.3 of National Instrument 51-102 — Continuous Disclosure Oblgiations, we hereby advise of the results of the voting on the matters submitted to the annual general meeting (the “Meeting”) of the shareholders (the “Shareholders”) of Denison Mines Corp. (the “Corporation”) held on May 12, 2011. At the meeting, Shareholders were asked to consider certain annual meeting matters. The matters voted upon at the Meeting and the results of the voting were as follows:
Item 1: Election of Directors
The nine nominees set forth in the Corporation’s 2011 Management Proxy Circular were elected as directors of the Corporation by majority vote cast. Shareholders present in person or represented by proxy at the meeting voted as follows:

	Number of Shares	Percentage of Votes
Nominees	For	Cast
Joo-Ok Chang	80,989,908	72.96%
John H. Craig	104,637,286	94.26%
W. Robert Dengler	110,141,168	99.22%
Brian D. Edgar	104,669,663	94.29%
Ron F. Hochstein	107,093,361	96.47%
Tae-Wan Kim	108,074,301	97.36%
Lukas H. Lundin	97,695,322	88.01%
William A. Rand	105,680,492	95.20%
Catherine J.G. Stefan	110,160,612	99.24%

Item 2: Appointment of Auditors
By majority vote cast, PricewaterhouseCoopers LLP were appointed auditors of the Corporation to hold office until the close of the next annual meeting of shareholders or until their successors are appointed, and the directors of the Corporation were authorized to fix the remuneration of the auditors. Shareholders present in person or represented by proxy at the meeting voted as follows:

Number of Shares For	Percentage of Votes Cast
168,895,452	99.38%

DENISON MINES CORP.
By:	(signed) Sheila Colman
Sheila Colman
Canadian Counsel and Assistant Corporate Secretary

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